Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Arbutus Biopharma Corporation
We consent to the use of our report dated March 7, 2019, with respect to the consolidated balance sheet of Arbutus Biopharma Corporation as of December 31, 2018 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended, and the related notes, incorporated herein by reference.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
June 24, 2020